Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2017 Fourth Quarter Financial Results; Strong Net Income Growth in Fiscal Year 2017
Highlights for the Fourth Quarter and Full Fiscal Year 2017 (all comparisons in this document refer to the third quarter of fiscal year 2017, except as noted)

•	Fourth quarter net income was $37.7 million, or $0.64 per diluted share, compared to $33.8 million, or $0.57 per diluted share, for the same period in fiscal year 2016, an 11.6% increase

•	Net income for fiscal year 2017 was $144.8 million, or $2.45 per diluted share, compared to $121.3 million, or $2.14 per diluted share for fiscal year 2016, a 14.5% increase

•	Net interest margin and adjusted net interest margin[1,2] were 4.00% and 3.90%, respectively, for the fourth quarter of fiscal year 2017 compared to 4.00% and 3.87%, respectively, for the prior quarter

•	The efficiency ratio[1] remains attractive at 47.1% for the quarter compared to 46.7%

•	Approximately 200 thousand shares of common stock were repurchased and retired during the quarter under the authorized stock repurchase program

•	Total loans grew $176.7 million, or 2.0%, during the fourth quarter of fiscal year 2017

Sioux Falls, SD - October 26, 2017 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $37.7 million, or $0.64 per diluted share, for the fourth quarter of fiscal year 2017, compared to net income of $35.1 million, or $0.59 per diluted share, for the third quarter of fiscal year 2017. Net income for fiscal year 2017 was $144.8 million, or $2.45 per diluted share, compared to $121.3 million, or $2.14 per diluted share, for fiscal year 2016.
"I am glad to report today that we continued our long-standing trend of growing annual net income and earnings per share again in fiscal year 2017," said Ken Karels, Chairman, President and Chief Executive Officer. "We were able to deliver significant year-over-year growth including a 19.4% increase in net income, a 14.5% increase in diluted earnings per share and 10.0% increase in tangible book value per share while maintaining a peer-leading efficiency ratio. These financial outcomes are the result of the hard work of all of our employees to do what is right for our customers and the organization and I want to thank everyone for that hard work and dedication throughout the year."
Net Interest Income and Net Interest Margin2
Net interest income was $103.7 million for the fourth quarter of fiscal year 2017, compared to $100.9 million, an increase of $2.8 million, or 2.8%. The increase was primarily attributable to higher loan interest income driven by growth of 1.9% in average loans outstanding between the periods combined with a 7 basis point increase in the yield on total loans, partially offset by a 5 basis point increase in the cost of deposits. The yield on non-ASC 310-30 loans increased by 4 basis points between the two periods, while the yield on ASC 310-30 loans, which are purchased credit impaired loans with a different income recognition model, increased as a result of accelerated accretion on an acquired loan pool.
Net interest margin was 4.00% for each of the quarters ended September 30, 2017 and June 30, 2017. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.90% and 3.87%, respectively, for the same periods, representing a 3 basis point increase. Net interest margin remained stable primarily due to a 6 basis point rise in the yield on interest-earning assets, offset by a 6 basis point rise in the cost of interest-bearing liabilities. The growth in the adjusted net interest margin1 was driven by a reduction in the cost of interest rate swaps of $0.6 million, as a result of increases in short-term LIBOR rates.
Total loan growth during the fourth quarter of fiscal year 2017 was $176.7 million, or 2.0%. The net growth during the quarter was primarily driven by $159.2 million of commercial real estate ("CRE") loan growth and $35.0 million of agriculture loan growth, partially offset by a $20.4 million reduction in residential real estate loans outstanding.
Total loans increased by $285.9 million compared to September 30, 2016. Loan growth for the year was impacted by a $64.3 million reduction to the fair value of the $1.02 billion segment of the loan portfolio carried at fair value resulting from changes in market interest rates, which primarily occurred in our first fiscal quarter. Aside from this change, which was offset by the changes in the fair value of the related derivatives hedging the interest rate risk in this portfolio, and which had no impact to net income, customer loan balances increased by $350.2 million, or 4.1%.

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Total deposits were $8.98 billion as of September 30, 2017, a slight increase over the quarter, bringing deposit growth for the full year to $372.8 million, or 4.3%. Noninterest-bearing deposits were $1.86 billion, a 3.1% reduction, for the quarter and interest-bearing deposits were $7.12 billion, a 1.1% increase for the quarter. FHLB and other borrowings increased by $172.5 million, or 36.6%, as a result of loan growth during the quarter exceeding net deposit growth.
Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $4.7 million for the fourth quarter of fiscal year 2017, a decrease of $1.1 million, or 19.2%. Net charge-offs for the fourth quarter were $5.4 million, or 24 basis points of average total loans on an annualized basis, an increase of $1.1 million, or 4 basis points of average total loans on an annualized basis. The higher level of net charge-offs recognized during the fourth quarter were concentrated in the commercial and industrial ("C&I") segment of the loan portfolio. The majority of the increase was driven by charge-offs related to loans for which a specific allowance for loan and lease loss had previously been recorded. The ratio of allowance for loan and lease losses ("ALLL") to total loans was 0.71% at September 30, 2017, a decrease from 0.73%. The balance of the ALLL decreased to $63.5 million from $64.2 million.
Included within total loans are approximately $1.02 billion of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that $8.3 million of the fair value adjustment for these loans relates to credit risk, or 0.09% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.32% of total loans.
At September 30, 2017, loans graded "Watch" were $311.6 million, an increase of $12.6 million, or 4.2%, and loans graded "Substandard" were $232.8 million, a decrease of $17.8 million, or 7.1%.
Nonaccrual loans were $138.3 million as of September 30, 2017, with $4.9 million of the balance covered by FDIC loss-sharing agreements. Total nonaccrual loans increased by $14.7 million during the quarter. The increase in nonaccrual loans during the quarter was primarily driven by the deterioration of a small number of relationships that have been closely monitored for a number of quarters. Total OREO balances were $9.0 million as of September 30, 2017, a decrease of $0.1 million, or 0.7%.
Total credit-related charges for the current quarter increased $0.9 million compared to the third quarter of fiscal year 2017 and increased $3.9 million for the current year compared to fiscal year 2016. The year-over-year increase in total credit-related charges was primarily driven by increased net charge-offs driving higher required provision for loan and lease losses. A summary of total credit-related charges incurred during the current and prior quarters and fiscal years is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)
		For the twelve months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	September 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$21,539	$16,955	$4,685	$5,796
Net OREO charges	Net loss on repossessed property and other related expenses	1,749	1,263	541	152
Reversal of interest income on nonaccrual loans	Interest income on loans	930	1,433	697	332
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	936	1,618	940	(293)
Total		$25,154	$21,269	$6,863	$5,987
Noninterest Income
Noninterest income was $12.8 million for the fourth quarter of fiscal year 2017, a decrease of $2.6 million, or 17.1%. Of this movement, $2.0 million is due to a decrease in product and service fees primarily driven by a $0.9 million decrease in service charges and other fees reflecting lower interchange income under the "Durbin Amendment," as expected. Management expects a further quarter-over-quarter reduction of approximately $1.5 million in interchange income for the quarter ending December 31, 2017. Other noninterest income and wealth management fees also declined by $0.7 million and $0.4 million, respectively. The remaining $0.6 million is attributable to the net effect of the change in fair value of loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives used to manage the interest rate risk on these loans.

Exhibit 99.1

Noninterest Expense
Total noninterest expense was $55.3 million for the fourth quarter of fiscal year 2017, an increase of $0.4 million, or 0.7%. The increase in noninterest expense was driven by a $1.4 million increase in other noninterest expense and a $0.4 million increase in net loss on repossessed property and other related expenses (i.e., "OREO"), partially offset by a decrease of $1.6 million in salaries and employee benefits. Included within the overall increase to noninterest expense was approximately $0.8 million of fixed asset write-offs and associated costs to upgrade our teller capture system, as disclosed last quarter which is not considered to be recurring, and a higher OREO charge this quarter.
The efficiency ratio1 was 47.1% for the fourth quarter, a slight increase compared to 46.7%.
Provision for Income Taxes
The provision for income taxes for the fourth quarter of fiscal year 2017 was $16.7 million, reflecting an effective tax rate of 30.8% of income before income taxes, compared to an effective tax rate of 34.5%. The lower effective tax rate for the quarter was driven, in part, by tax benefits related to the vesting of shares of company stock. Approximately $1.4 million of this benefit related to shares granted to certain employees concurrent with the company's Initial Public Offering that vested during the quarter and were one-time in nature.
Capital
Tier 1 and total capital ratios were 11.4% and 12.5%, respectively, as of September 30, 2017, compared to 11.5% and 12.6%, respectively. The common equity tier 1 capital ratio was 10.7% as of September 30, 2017, compared to 10.7%. The tier 1 leverage ratio was 10.3% as of September 30, 2017, compared to 10.3%. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
During the quarter $5.6 million was deployed to repurchase and retire approximately 200 thousand shares of the Company's common stock under the repurchase program authorized by the Board of Directors at an average price of $34.46.
On October 26, 2017, the Company’s Board of Directors declared a dividend of $0.20 per common share payable on November 22, 2017 to stockholders of record as of close of business on November 10, 2017. The aggregate dividend payment will be approximately $11.8 million.
Fiscal Year 2017 Highlights (all comparisons refer to the fiscal year 2016, except as noted)

•
Net interest income for fiscal year 2017 was $404.9 million, an increase of $35.2 million, or 9.5%. The increase was primarily attributable to higher loan interest income driven by 10.8% growth in average loans outstanding between the periods combined with a 5 basis point increase in the yield on total loans, partially offset by an 8 basis point increase in the cost of deposits.

•
Customer loan balances increased by $350.2 million, or 4.1%, during fiscal year 2017. The net fiscal year-to-date growth was primarily driven by $370.7 million of CRE loan growth and more modest C&I growth, partially offset by reductions in residential real estate and agriculture loans.

•
Average total deposit growth was $897.0 million, or 11.3% for fiscal year 2017. Average noninterest-bearing deposits were $1.81 billion while interest-bearing deposits averaged $7.01 billion for the same period. Total deposit balances for fiscal year 2017 increased by $372.8 million, or 4.3%.

•
Provision for loan and lease losses was $21.5 million for fiscal year 2017, an increase of $4.6 million, or 27.0%. Net charge-offs for fiscal year 2017 were $22.7 million, or 26 basis points of average total loans, an increase of $13.2 million, or 14 basis points of average total loans, driving the majority of the increase in provision for loan and lease losses. Net charge-offs were primarily concentrated in the C&I and agriculture loan portfolios.

•
Asset quality metrics remained stable as loans graded "Watch" decreased $16.0 million, or 4.9% to $311.6 million while loans graded "Substandard" decreased $8.8 million, or 3.6% to $232.8 million and total nonaccrual loans increased by $11.9 million, or 9.4% to $138.3 million at September 30, 2017.

Exhibit 99.1

•
Noninterest income for fiscal year 2017 was $56.1 million, an increase of $13.5 million, or 31.8%. Of this movement, $7.0 million is attributable to the net effect of the change in fair value of loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives used to manage the interest rate risk on these loans. The remaining $6.5 million increase in noninterest income was primarily due to a $2.4 million increase in service charges and other fees, a $1.8 million increase in wealth management fees and a $1.7 million increase in other income.

•
Noninterest expense for fiscal year 2017 was $216.6 million, an increase of $9.0 million, or 4.3%. The increase was due to a $19.1 million increase in salaries and employee benefits, a $2.8 million increase in data processing, a $1.5 million increase in professional fees, partially offset by a $15.0 million decrease in acquisition expenses.

•	The efficiency ratio[1] was 46.5% for fiscal year 2017, compared to 49.6%, with a large portion of the decrease driven by the absence of one-time acquisition costs in fiscal year 2017.

•	The effective tax rate for fiscal years 2017 and 2016 was 32.4% and 32.7%, respectively.
Business Outlook
"We are proud to report another year of strong financial results to our stockholders," added Karels. "I am also very pleased with the progress we made during the year related to a number of projects and initiatives that we believe will allow us to continue to grow profitably into the future. We invested in enhancements to a number of our products and services that will directly benefit our customers through enhanced efficiencies and service levels. We also continued to enhance a number of support capabilities that will allow us to better assess and manage risk and advance our analytical capabilities. I continue to be very excited about our strategic direction for the year to come and beyond."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the fourth quarter of fiscal year 2017 on Thursday, October 26, 2017 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on November 9, 2017. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10112351. International callers should dial (412) 317-0088 and enter the same conference ID number.
Annual Stockholder Meeting
The Company's Board of Directors has set the Great Western Bancorp, Inc. Annual Stockholder Meeting for Thursday, February 22, 2018. The meeting will commence at 9:00 AM Mountain Standard Time at The Phoenician Scottsdale, 6000 East Camelback Road, Scottsdale, Arizona. The record date for determination of stockholders entitled to notice of, and to vote at, the Annual Stockholder Meeting is December 28, 2017.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.

Exhibit 99.1

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "views," “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment, beyond fiscal year 2017 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(dollars in thousands except share and per share amounts)
Operating Data:
Interest and dividend income (FTE)	$450,266	$403,232	$117,089	$112,555	$110,075	$110,548	$109,730
Interest expense	45,320	33,524	13,391	11,671	10,494	9,764	9,491
Noninterest income	56,062	42,537	12,836	15,485	13,834	13,907	15,798
Noninterest expense	216,643	207,640	55,332	54,922	53,852	52,537	57,342
Provision for loan and lease losses	21,539	16,955	4,685	5,796	4,009	7,049	5,063
Net income	144,786	121,253	37,662	35,060	35,162	36,903	33,758
Adjusted net income [1]	$145,226	$130,982	$37,662	$35,060	$35,162	$37,343	$35,458
Common shares outstanding	58,834,066	58,693,304	58,834,066	58,761,597	58,760,517	58,755,989	58,693,304
Weighted average diluted common shares outstanding	59,029,382	56,729,350	58,914,144	59,130,632	59,073,669	58,991,905	58,938,367
Earnings per common share - diluted	$2.45	$2.14	$0.64	$0.59	$0.60	$0.63	$0.57
Adjusted earnings per common share - diluted [1]	$2.46	$2.31	$0.64	$0.59	$0.60	$0.63	$0.60

Performance Ratios:
Net interest margin (FTE) [2]	3.97%	3.96%	4.00%	4.00%	3.98%	3.89%	3.92%
Adjusted net interest margin (FTE) 1 2	3.83%	3.74%	3.90%	3.87%	3.83%	3.71%	3.73%
Return on average total assets [2]	1.27%	1.16%	1.30%	1.25%	1.26%	1.28%	1.19%
Return on average common equity [2]	8.5%	7.9%	8.6%	8.2%	8.5%	8.8%	8.2%
Return on average tangible common equity 1 2	15.4%	15.1%	15.2%	14.8%	15.4%	16.3%	15.3%
Efficiency ratio [1]	46.5%	49.6%	47.1%	46.7%	47.0%	45.1%	48.5%

Capital:
Tier 1 capital ratio	11.4%	11.1%	11.4%	11.5%	11.6%	11.2%	11.1%
Total capital ratio	12.5%	12.2%	12.5%	12.6%	12.7%	12.3%	12.2%
Tier 1 leverage ratio	10.3%	9.5%	10.3%	10.3%	10.0%	9.7%	9.5%
Common equity tier 1 ratio	10.7%	10.2%	10.7%	10.7%	10.8%	10.4%	10.2%
Tangible common equity / tangible assets[1]	9.2%	8.5%	9.2%	9.2%	9.0%	8.7%	8.5%
Book value per share - GAAP	$29.83	$28.34	$29.83	$29.49	$29.05	$28.57	$28.34
Tangible book value per share[1]	$17.11	$15.55	$17.11	$16.75	$16.29	$15.81	$15.55

Asset Quality:
Nonaccrual loans	$138,312	$126,395	$138,312	$123,641	$127,675	$124,178	$126,395
OREO	$8,985	$10,282	$8,985	$9,051	$6,994	$8,093	$10,282
Nonaccrual loans / total loans	1.54%	1.46%	1.54%	1.41%	1.47%	1.41%	1.46%
Net charge-offs (recoveries)	$22,678	$9,513	$5,394	$4,267	$8,091	$4,924	$4,654
Net charge-offs (recoveries) / average total loans [2]	0.26%	0.12%	0.24%	0.20%	0.38%	0.22%	0.21%
Allowance for loan and lease losses / total loans	0.71%	0.74%	0.71%	0.73%	0.72%	0.76%	0.74%
Watch-rated loans	$311,611	$327,608	$311,611	$298,963	$324,457	$334,673	$327,608

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(dollars in thousands)
Interest and dividend income
Loans	$414,434	$370,444	$108,181	$103,435	$101,136	$101,683	$101,307
Taxable securities	24,262	23,249	6,092	6,238	6,055	5,878	5,649
Nontaxable securities	978	230	268	269	241	199	145
Dividends on securities	1,071	1,201	232	296	242	300	369
Federal funds sold and other	922	574	194	163	219	346	248
Total interest and dividend income	441,667	395,698	114,967	110,401	107,893	108,406	107,718
Interest expense
Deposits	35,035	25,114	10,439	9,478	7,829	7,290	6,968
Securities sold under agreements to repurchase	384	519	85	86	98	115	125
FHLB advances and other borrowings	5,437	4,154	1,702	994	1,469	1,271	1,323
Subordinated debentures and subordinated notes payable	4,464	3,737	1,165	1,113	1,098	1,088	1,075
Total interest expense	45,320	33,524	13,391	11,671	10,494	9,764	9,491
Net interest income	396,347	362,174	101,576	98,730	97,399	98,642	98,227
Provision for loan and lease losses	21,539	16,955	4,685	5,796	4,009	7,049	5,063
Net interest income after provision for loan and lease losses	374,808	345,219	96,891	92,934	93,390	91,593	93,164
Noninterest income
Service charges and other fees	48,573	46,209	11,838	12,730	11,919	12,086	13,111
Wealth management fees	9,118	7,283	2,002	2,433	2,429	2,254	2,196
Mortgage banking income, net	7,928	7,261	1,798	1,828	1,640	2,662	3,119
Net gain (loss) on sale of securities	75	160	32	—	44	—	356
Net increase (decrease) in fair value of loans at fair value	(65,231)	26,314	(2,073)	6,060	(5,216)	(64,001)	(8,939)
Net realized and unrealized gain (loss) on derivatives	49,900	(48,658)	(1,581)	(9,088)	1,592	58,976	4,721
Other	5,699	3,968	820	1,522	1,426	1,930	1,234
Total noninterest income	56,062	42,537	12,836	15,485	13,834	13,907	15,798
Noninterest expense
Salaries and employee benefits	128,135	109,055	31,263	32,868	32,370	31,634	30,638
Data processing	24,514	21,719	6,494	6,378	5,965	5,677	5,896
Occupancy expenses	16,470	15,759	4,033	4,057	4,355	4,024	4,323
Professional fees	15,038	13,572	4,503	4,141	3,559	2,835	4,485
Communication expenses	3,774	3,721	830	992	914	1,040	1,072
Advertising	3,983	4,267	954	1,059	995	975	1,252
Equipment expenses	3,347	3,795	973	809	768	798	1,001
Net loss (gain) on repossessed property and other related expenses	1,749	1,263	541	152	397	658	784
Amortization of core deposits and other intangibles	2,358	3,264	430	538	550	839	1,024
Acquisition expenses	710	15,692	—	—	—	710	2,742
Other	16,565	15,533	5,311	3,928	3,979	3,347	4,125
Total noninterest expense	216,643	207,640	55,332	54,922	53,852	52,537	57,342
Income before income taxes	214,227	180,116	54,395	53,497	53,372	52,963	51,620
Provision for income taxes	69,441	58,863	16,733	18,437	18,210	16,060	17,862
Net income	$144,786	$121,253	$37,662	$35,060	$35,162	$36,903	$33,758

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(dollars in thousands)
Assets
Cash and cash equivalents	$360,396	$327,901	$335,929	$270,168	$524,611
Securities	1,367,960	1,366,442	1,350,893	1,371,558	1,315,860
Total loans	8,968,553	8,791,852	8,697,426	8,779,107	8,682,644
Allowance for loan and lease losses	(63,503)	(64,214)	(62,685)	(66,767)	(64,642)
Loans, net	8,905,050	8,727,638	8,634,741	8,712,340	8,618,002
Goodwill and other intangible assets	748,397	748,828	749,366	749,916	750,755
Other assets	308,208	295,375	285,912	318,635	321,952
Total assets	$11,690,011	$11,466,184	$11,356,841	$11,422,617	$11,531,180

Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,856,126	$1,915,560	$2,026,627	$1,954,881	$1,880,512
Interest-bearing deposits	7,121,487	7,043,542	7,065,291	6,751,366	6,724,278
Total deposits	8,977,613	8,959,102	9,091,918	8,706,247	8,604,790
Securities sold under agreements to repurchase	132,636	123,851	124,472	142,741	141,688
FHLB advances and other borrowings	644,214	471,719	264,624	711,029	871,037
Other liabilities	180,548	178,529	168,966	183,962	250,274
Total liabilities	9,935,011	9,733,201	9,649,980	9,743,979	9,867,789
Stockholders' equity	1,755,000	1,732,983	1,706,861	1,678,638	1,663,391
Total liabilities and stockholders' equity	$11,690,011	$11,466,184	$11,356,841	$11,422,617	$11,531,180

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of					Fiscal year-to-date:
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$538,736	$490,025	$450,419	$423,864	$469,968	$68,768	14.6%
Owner-occupied CRE	1,219,523	1,232,488	1,191,348	1,197,253	1,167,265	52,258	4.5%
Non-owner-occupied CRE	2,025,326	1,881,726	1,754,631	1,775,107	1,678,007	347,319	20.7%
Multifamily residential real estate	341,220	361,360	454,437	455,880	438,867	(97,647)	(22.2)%
Commercial real estate	4,124,805	3,965,599	3,850,835	3,852,104	3,754,107	370,698	9.9%
Agriculture	2,122,138	2,087,113	2,114,287	2,206,263	2,168,937	(46,799)	(2.2)%
Commercial non-real estate	1,718,914	1,715,630	1,690,149	1,643,986	1,673,166	45,748	2.7%
Residential real estate	932,892	953,340	971,374	1,008,325	1,020,958	(88,066)	(8.6)%
Consumer	66,559	70,028	74,718	71,795	76,273	(9,714)	(12.7)%
Other [1]	43,207	44,111	39,976	47,569	42,477	730	1.7%
Total unpaid principal balance	9,008,515	8,835,821	8,741,339	8,830,042	8,735,918	272,597	3.1%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(39,962)	(43,969)	(43,913)	(50,935)	(53,274)	13,312	(25.0)%
Total loans	$8,968,553	$8,791,852	$8,697,426	$8,779,107	$8,682,644	$285,909	3.3%

[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the three months ended:
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest (FTE)	Yield / Cost [1]	Average Balance	Interest (FTE)	Yield / Cost [1]	Average Balance	Interest (FTE)	Yield / Cost [1]
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$55,834	$194	1.38%	$62,187	$163	1.05%	$183,985	$248	0.54%
Investment securities	1,403,240	6,592	1.86%	1,398,370	6,803	1.95%	1,379,971	6,163	1.78%
Non ASC 310-30 loans, net [2]	8,728,514	107,024	4.86%	8,550,349	102,720	4.82%	8,477,214	101,070	4.74%
ASC 310-30 loans, net	95,813	3,279	13.58%	113,498	2,869	10.14%	132,573	2,249	6.75%
Loans, net	8,824,327	110,303	4.96%	8,663,847	105,589	4.89%	8,609,787	103,319	4.77%
Total interest-earning assets	10,283,401	117,089	4.52%	10,124,404	112,555	4.46%	10,173,743	109,730	4.29%
Noninterest-earning assets	1,166,931			1,154,295			1,152,995
Total assets	$11,450,332	$117,089	4.06%	$11,278,699	$112,555	4.00%	$11,326,738	$109,730	3.85%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,793,321			$1,815,407			$1,710,901
NOW, money market and savings deposits	5,817,665	$7,909	0.54%	5,849,998	$7,172	0.49%	5,405,798	$4,709	0.35%
CDs	1,280,226	2,530	0.78%	1,289,402	2,306	0.72%	1,402,427	2,259	0.64%
Total deposits	8,891,212	10,439	0.47%	8,954,807	9,478	0.42%	8,519,126	6,968	0.33%
Securities sold under agreements to repurchase	116,004	85	0.29%	118,373	86	0.29%	152,412	125	0.33%
FHLB advances and other borrowings	509,959	1,702	1.32%	303,846	994	1.31%	749,122	1,323	0.70%
Subordinated debentures and subordinated notes payable	108,275	1,165	4.27%	108,234	1,113	4.13%	111,840	1,075	3.82%
Total borrowings	734,238	2,952	1.60%	530,453	2,193	1.66%	1,013,374	2,523	0.99%
Total interest-bearing liabilities	9,625,450	$13,391	0.55%	9,485,260	$11,671	0.49%	9,532,500	$9,491	0.39%
Noninterest-bearing liabilities	84,453			77,979			147,083
Stockholders' equity	1,740,429			1,715,460			1,647,155
Total liabilities and stockholders' equity	$11,450,332			$11,278,699			$11,326,738
Net interest spread			3.51%			3.51%			3.46%
Net interest income and net interest margin (FTE)		$103,698	4.00%		$100,884	4.00%		$100,239	3.92%
Less: Tax equivalent adjustment		2,122			2,154			2,012
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$101,576	3.92%		$98,730	3.91%		$98,227	3.84%

[1] Annualized for all partial-year periods.
[2] Interest income includes $0.8 million and $1.7 million for the fourth quarter of fiscal year 2017 and 2016, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the twelve months ended:
	September 30, 2017			September 30, 2016
	Average Balance	Interest (FTE)	Yield / Cost [1]	Average Balance	Interest (FTE)	Yield / Cost [1]
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$123,616	$922	0.75%	$122,651	$574	0.47%
Investment securities	1,390,453	26,311	1.89%	1,366,925	24,680	1.81%
Non ASC 310-30 loans, net [2]	8,581,615	412,232	4.80%	7,736,454	370,521	4.79%
ASC 310-30 loans, net	114,057	10,801	9.47%	113,828	7,457	6.55%
Loans, net	8,695,672	423,033	4.86%	7,850,282	377,978	4.81%
Total interest-earning assets	10,209,741	450,266	4.41%	9,339,858	403,232	4.32%
Noninterest-earning assets	1,154,861			1,079,503
Total assets	$11,364,602	$450,266	3.96%	$10,419,361	$403,232	3.87%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,806,491			$1,493,287
NOW, money market and savings deposits	5,709,863	$25,969	0.45%	5,081,401	$16,206	0.32%
CDs	1,300,987	9,066	0.70%	1,345,693	8,908	0.66%
Total deposits	8,817,341	35,035	0.40%	7,920,381	25,114	0.32%
Securities sold under agreements to repurchase	122,188	384	0.31%	160,820	519	0.32%
FHLB advances and other borrowings	525,491	5,437	1.03%	580,283	4,154	0.72%
Subordinated debentures and subordinated notes payable	108,917	4,464	4.10%	98,689	3,737	3.79%
Total borrowings	756,596	10,285	1.36%	839,792	8,410	1.00%
Total interest-bearing liabilities	9,573,937	$45,320	0.47%	8,760,173	$33,524	0.38%
Noninterest-bearing liabilities	88,440			117,344
Stockholders' equity	1,702,225			1,541,844
Total liabilities and stockholders' equity	$11,364,602			$10,419,361
Net interest spread			3.49%			3.49%
Net interest income and net interest margin (FTE)		$404,946	3.97%		$369,708	3.96%
Less: Tax equivalent adjustment		8,599			7,534
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$396,347	3.88%		$362,174	3.88%

[1] Annualized for all partial-year periods.
[2] Interest income includes $4.1 million and $3.6 million for the twelve months ended 2017 and 2016, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).

Exhibit 99.1

We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non ASC 310-30 loans and adjusted yield on non ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income - GAAP	$144,786	$121,253	$37,662	$35,060	$35,162	$36,903	$33,758
Add: Acquisition expenses, net of tax	440	9,729	—	—	—	440	1,700
Adjusted net income	$145,226	$130,982	$37,662	$35,060	$35,162	$37,343	$35,458

Weighted average diluted common shares outstanding	59,029,382	56,729,350	58,914,144	59,130,632	59,073,669	58,991,905	58,938,367
Earnings per common share - diluted	$2.45	$2.14	$0.64	$0.59	$0.60	$0.63	$0.57
Adjusted earnings per common share - diluted	$2.46	$2.31	$0.64	$0.59	$0.60	$0.63	$0.60

Tangible net income and return on average tangible common equity:
Net income - GAAP	$144,786	$121,253	$37,662	$35,060	$35,162	$36,903	$33,758
Add: Amortization of intangible assets, net of tax	2,044	2,384	380	488	500	676	804
Tangible net income	$146,830	$123,637	$38,042	$35,548	$35,662	$37,579	$34,562

Average common equity	$1,702,225	$1,541,844	$1,740,429	$1,715,460	$1,686,770	$1,666,243	$1,647,155
Less: Average goodwill and other intangible assets	749,393	721,726	748,571	749,074	749,638	750,290	750,756
Average tangible common equity	$952,832	$820,118	$991,858	$966,386	$937,132	$915,953	$896,399
Return on average common equity *	8.5%	7.9%	8.6%	8.2%	8.5%	8.8%	8.2%
Return on average tangible common equity **	15.4%	15.1%	15.2%	14.8%	15.4%	16.3%	15.3%

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$396,347	$362,174	$101,576	$98,730	$97,399	$98,642	$98,227
Add: Tax equivalent adjustment	8,599	7,534	2,122	2,154	2,182	2,142	2,012
Net interest income (FTE)	404,946	369,708	103,698	100,884	99,581	100,784	100,239
Add: Current realized derivative gain (loss)	(14,395)	(20,727)	(2,714)	(3,320)	(3,875)	(4,486)	(4,895)
Adjusted net interest income (FTE)	$390,551	$348,981	$100,984	$97,564	$95,706	$96,298	$95,344

Average interest-earning assets	$10,209,741	$9,339,858	$10,283,401	$10,124,404	$10,144,875	$10,286,284	$10,173,743
Net interest margin (FTE) *	3.97%	3.96%	4.00%	4.00%	3.98%	3.89%	3.92%
Adjusted net interest margin (FTE) **	3.83%	3.74%	3.90%	3.87%	3.83%	3.71%	3.73%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2017	September 30, 2016	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(dollars in thousands except share and per share amounts)
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:
Net interest income - GAAP	$403,633	$362,987	$104,902	$100,566	$98,825	$99,339	$99,058
Add: Tax equivalent adjustment	8,599	7,534	2,122	2,154	2,182	2,142	2,012
Interest income (FTE)	412,232	370,521	107,024	102,720	101,007	101,481	101,070
Add: Current realized derivative gain (loss)	(14,395)	(20,727)	(2,714)	(3,320)	(3,875)	(4,486)	(4,895)
Adjusted interest income (FTE)	$397,837	$349,794	$104,310	$99,400	$97,132	$96,995	$96,175

Average non ASC 310-30 loans	$8,581,615	$7,736,454	$8,728,514	$8,550,349	$8,531,652	$8,515,947	$8,477,214
Yield (FTE) *	4.80%	4.79%	4.86%	4.82%	4.80%	4.73%	4.74%
Adjusted yield (FTE) **	4.64%	4.52%	4.74%	4.66%	4.62%	4.52%	4.51%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$452,409	$404,711	$114,412	$114,215	$111,233	$112,549	$114,025
Add: Tax equivalent adjustment	8,599	7,534	2,122	2,154	2,182	2,142	2,012
Total revenue (FTE)	$461,008	$412,245	$116,534	$116,369	$113,415	$114,691	$116,037

Noninterest expense	$216,643	$207,640	$55,332	$54,922	$53,852	$52,537	$57,342
Less: Amortization of intangible assets	2,358	3,264	430	538	550	839	1,024
Tangible noninterest expense	$214,285	$204,376	$54,902	$54,384	$53,302	$51,698	$56,318
Efficiency ratio *	46.5%	49.6%	47.1%	46.7%	47.0%	45.1%	48.5%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,755,000	$1,663,391	$1,755,000	$1,732,983	$1,706,861	$1,678,638	$1,663,391
Less: Goodwill and other intangible assets	748,397	750,755	748,397	748,828	749,366	749,916	750,755
Tangible common equity	$1,006,603	$912,636	$1,006,603	$984,155	$957,495	$928,722	$912,636

Total assets	$11,690,011	$11,531,180	$11,690,011	$11,466,184	$11,356,841	$11,422,617	$11,531,180
Less: Goodwill and other intangible assets	748,397	750,755	748,397	748,828	749,366	749,916	750,755
Tangible assets	$10,941,614	$10,780,425	$10,941,614	$10,717,356	$10,607,475	$10,672,701	$10,780,425
Tangible common equity to tangible assets	9.2%	8.5%	9.2%	9.2%	9.0%	8.7%	8.5%

Tangible book value per share:
Total stockholders' equity	$1,755,000	$1,663,391	$1,755,000	$1,732,983	$1,706,861	$1,678,638	$1,663,391
Less: Goodwill and other intangible assets	748,397	750,755	748,397	748,828	749,366	749,916	750,755
Tangible common equity	$1,006,603	$912,636	$1,006,603	$984,155	$957,495	$928,722	$912,636

Common shares outstanding	58,834,066	58,693,304	58,834,066	58,761,597	58,760,517	58,755,989	58,693,304
Book value per share - GAAP	$29.83	$28.34	$29.83	$29.49	$29.05	$28.57	$28.34
Tangible book value per share	$17.11	$15.55	$17.11	$16.75	$16.29	$15.81	$15.55

GREAT WESTERN BANCORP, INC.
Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com
Investor Relations Contact:
David Hinderaker, 605-988-9253
david.hinderaker@greatwesternbank.com